CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated December 4, 1998, on the financial statements of Van Deventer & Hoch American Value Fund series of Advisors Series Trust referred to therein, in this Post-Effective Amendment to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "General Information."

                                           /s/ McGladrey & Pullen, LLP

                                               McGladrey & Pullen, LLP

New York, New York
December 29, 1998